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                                                                    Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees
Windrose Medical Properties Trust:

We consent to the use of our reports dated March 9, 2005, with respect to the consolidated balance sheets of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2004 and 2003, the related consolidated statements of operations for the period January 1, 2002 through August 15, 2002, the period August 16, 2002 through December 31, 2002 and for each of the years in the three-year period ended December 31, 2004, and the consolidated statements of cash flows and shareholders' equity (deficit) for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule III as of December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference. We also consent to the use of our report dated March 25, 2005 on the Statement of Revenue in Excess of Certain Expenses of Central Medical Park for the period January 1, 2004 to November 17, 2004 and our reports dated October 21, 2005, July 6, 2005, April 14, 2005, and February 28, 2005 with respect to the Group B Properties, Union City MOB, Group A Properties, and Johns Creek Properties, respectively, Statements of Revenue in Excess of Certain Expenses for the year ended December 31, 2004, which reports include a paragraph that states that the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and are not intended to be a complete presentation of the revenue and expenses of the Properties, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                     /s/ KPMG LLP



Indianapolis, Indiana
January 23, 2006